UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2007

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

584 Derby Milford Road, Orange, Connecticut		06477
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 799 4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2007, the Compensation Committee of the Board of Directors of Hubbell Incorporated ("Company") awarded performance shares of Class B Common Stock pursuant to the Hubbell Incorporated 2005 Incentive Award Plan (the "Plan") to the following executive officers and in the following amounts:

Timothy Powers 12,343
David G. Nord 3,197
Richard W. Davies 2,098
Scott H. Muse 3,197
William R. Murphy 2,160

The performance shares are not deliverable until vested. The performance shares become vested and deliverable on satisfaction of two performance criteria established by the Compensation Committee over a period of three years. The first relates to the Company’s total shareholder return (the "TSR Criteria") as compared to the Standard & Poor’s Mid-Cap 400 Index (the "Index"). The second relates to improvements in the Company’s operating margins (the "Margin Criteria"). Each criterion represents 50% of the value of the award listed above.

Performance at target with respect to both criteria will result in vesting and payment of the number of shares listed above. Performance in excess of target can result in payment of up to 200% of the number of shares listed above. Performance below a threshold amount in each criterion will result in no vesting in the performance shares subject to such criteria. In addition, if the TSR Criteria is below a minimum threshold amount, no shares will vest based on either criterion.

Target performance for vesting based on the TSR Criteria is at median of the Index. The maximum amount will be payable on the TSR Criteria if the Company’s total shareholder return is at or above the 80th percentile of the Index. No performance shares will vest based on the TSR Criteria if the Company’s total shareholder return is lower than the 35th percentile of the Index and no performance shares will vest at all (either TSR Criteria or Margin Criteria shares) if the Company’s total shareholder return is lower than the 20th percentile of the Index.

No performance shares will vest on the Margin Criteria if the Company's margin improvement is lower than 250 basis points. The Company's margin improvement target is 300 basis points and the maximum threshold is a 400 basis point improvement over the three-year period.

Upon a change in control or termination due to death or disability, the target number of shares will vest and be deliverable in full regardless of whether or not the performance criteria have been met. If a recipient retires (on or after age 55, when the sum of the recipients age and years of service equals 70 or more) during the three-year period, he is entitled to receive, at the end of the three- year period, a pro-rata number of shares he otherwise would have received had his employment continued for the full three-year period. A form of Performance Share Award is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Form of Performance Share Award

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

February 14, 2007	By:	/s/ David G. Nord

Name: David G. Nord
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Form of Performance Share Award